Exhibit 10.19

GMAC COMMERCIAL FINANCE LLC

1290 Avenue of the Americas

New York, New York 10104

as of September 30, 2006

PERFUMANIA, INC.

MAGNIFIQUE PARFUMES AND COSMETICS, INC.

PERFUMANIA PUERTO RICO, INC.

TEN KESEF II, INC.

251 International Parkway

Sunrise, Florida 33325

Re:	Amendment to Amended and Restated Revolving Credit and Security Agreement (this “Amendment”)

Ladies and Gentlemen:

Reference is made to certain financing arrangements by and among PERFUMANIA, INC., MAGNIFIQUE PARFUMES AND COSMETICS, INC., PERFUMANIA PUERTO RICO, INC., and TEN KESEF II, INC. (each individually, a “Borrower” and collectively, the “Borrowers”) and GMAC Commercial Finance LLC, as agent (in such capacity, “Agent”) for certain institutional lenders (collectively, “Lenders”) pursuant to certain financing agreements with Borrowers, including, but not limited to, the Amended and Restated Revolving Credit and Security Agreement, dated as of May 12, 2004 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”) entered into by and among Borrowers, Agent and Lenders. Each capitalized term used herein and not otherwise defined shall have the meaning ascribed to it in the Credit Agreement.

Borrowers have requested that Agent and Lenders agree to amend certain provisions of the Credit Agreement as hereinafter set forth and, as an accommodation to Borrowers, Agent and Lenders have agreed to make such amendments, subject to the terms and provisions set forth in this Amendment.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. (a) Effective as of September 30, 2006 (the “Effective Date”), Section 7.6 of the Credit Agreement (Capital Expenditures) is amended and restated in its entirety to read as follows:

“7.6 Capital Expenditures. Contract for, purchase or make any other expenditures or commitments for fixed or capital assets (including capitalized leases) in an amount that, if added to the amounts of all other such expenditures and commitments made by Borrowers during the twelve (12) months preceding the date of calculation, would exceed, in the aggregate, $9,500,000 (the “CapEx Limit”).”

(b) Effective as of the Effective Date, Section 10.10 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“10.10 [Reserved]”

2. Notwithstanding anything to the contrary in Section 13.1 or elsewhere in the Credit Agreement, the parties agree that (i) the Term shall be extended to May 12, 2008, unless sooner terminated as in the Credit Agreement provided, and (ii) an Early Termination Fee of 1% of the Maximum Loan Amount shall be payable pursuant to clause (c) of Section 13.1 of the Credit Agreement if a Prepayment Date occurs prior to May 12, 2008. Notwithstanding the preceding sentence, Agent and Lenders agree that no Early Termination Fee shall be payable in connection with a prepayment of the Obligations in full that arises from a merger or other combination of Perfumania with Model Reorg, Inc., an affiliate of Quality King Distributors, Inc., if Lenders participate in the financing arranged with Perfumania subsequent to the merger.

3. In consideration of the amendment to the Credit Agreement provided for herein, Borrowers jointly and severely agree to pay a non-refundable fee to Lender in the amount of $75,000, which fee shall be fully earned and payable as of the date hereof and shall be charged by Lender to the account of Borrowers as of the date hereof.

4. Except as specifically set forth herein, no other changes or modifications to the Credit Agreement are intended or implied, and, in all other respects, the Credit Agreement shall continue to remain in full force and effect in accordance with its terms as of the date hereof. Except as specifically set forth herein, nothing contained herein shall evidence an amendment or other modification by Agent and Lenders of any other provision of the Credit Agreement.

5. The terms and provisions of this Amendment shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this Amendment. This Amendment sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This Amendment cannot be changed, modified, amended or terminated except in a writing executed by the party or parties to be charged.

6. This Amendment may be signed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by the party or parties to be charged.

Very truly yours,

GMAC COMMERCIAL FINANCE LLC

By:	/S/ Ed Hill
Title:	Director

ACKNOWLEDGED AND AGREED:

PERFUMANIA, INC.
MAGNIFIQUE PARFUMES AND COSMETICS, INC.
PERFUMANIA PUERTO RICO, INC.
TEN KESEF II, INC.

By:	/S/ Donovan Chin
Title:	Chief Financial Officer of each

Date: December 11, 2006